Exhibit 4.4

PRIVATE AND CONFIDENTIAL

17 June 2004

Mr G A Petersen
Executive General Manager
Commonwealth and Colonial Products
Investment & Insurance Services

Dear

Further to our recent discussions I am pleased to offer you the Level 6 role of Group Executive, Group Strategic Development, to take effect today. In this role you will report to me and will be a member of the Bank’s Executive Committee. Your current terms and conditions will remain the same with the exception of remuneration and notice period.

Your new remuneration arrangements will be:

Base(TC-l-S)	$475,000
Superannuation	34,200
Fixed Remuneration	509,200
STI Potential (80%)	380,000
Fixed plus STI Potential	889,200
LTI Potential	625,000
Total Potential Remuneration	$1,514,200

These remuneration arrangements will be effective from 1 June 2004 with the LTI grant applying as part of the 2004 remuneration review. The notice period in your contract will revert to four weeks, consistent with executives in similar roles. Your next annual remuneration review will be as at 1 July 2005.

The performance benchmarks against which the annual STI payment will be measured will be on a basis agreed between us.

Grahame, I look forward to your acceptance of this significant career move and working closely with you on our major strategic challenges.

Kind regards

All Blanks to be completed

EMPLOYMENT AGREEMENT

BETWEEN

COMMONWEALTH BANK OF AUSTRALIA (the Bank)
(ABN 48 123 123 124)

AND

Grahame Petersen(Employee)

1.	Where the Employee is employed by the Bank immediately preceding date of this Agreement, the Employee and the Bank agree to vary terms and conditions of employment to those set out herein.

2.	Where the Employee is not employed by the Bank immediately preceding date of this Agreement, the Bank agrees to employ the Employee and the Employee agrees to serve the Bank on the terms and conditions of employment set out herein.

3.	This Agreement comes into effect on and from 1 June 2004.

4.	The Employee shall be employed as an executive of the Bank and shall serve at any location where the Bank or one of its related bodies operates.

5.	(i)	The Employee shall observe and be subject to the provisions of the Bank’s instructions except as varied herein.

(ii)	The Bank owns all right, title and interest, including without limitation, all industrial and intellectual property rights, in all the Employee’s work product and any discovery or invention or process or improvement in procedure relating to that work product made or discovered by the Employee during the term of this Agreement whether solely or jointly with others.

(iii)	The Employee will, if required by the Bank, execute such documents and do such acts and things as the Bank may require to effect the assignment to the Bank of the industrial and intellectual property rights in the Employee’s work product.

(iv)	Where the Employee’s work product includes intellectual property rights of the Employee existing prior to the Employee’s employment by the Bank, the Employee shall notify the Bank of those rights and grant the Bank a licence to use that work product as the Bank sees fit, including reproducing and making adaptations of or alterations to any part of that work product, and without acknowledging the authorship or part authorship of the work product.

(v)	The Employee must return to the Bank at the time the Employee ceases to work for the Bank all originals and copies in any form (including computer data) of all books, records and documents relating to the Employee’s duties, functions and responsibilities as an employee of the Bank.

6.	This Agreement may be terminated -

•	by agreement in writing between the parties at any time; or

•	except in circumstances of misconduct, by four weeks’ written notice by either party to the other party. Bank may make a payment of an amount equivalent to four weeks’ pay in lieu of notice.

In either circumstance, reason for termination shall not be required.

L4+(SE)–Internal Contract 11-03

7.	Where termination of employment is initiated by the Bank other than for misconduct or unsatisfactory performance, the Bank will, in addition to payments made under Clause 15, pay to the Employee compensation of an amount equivalent to 0.50 times Base Remuneration as set out in the Annexure.

The Bank will not be under any obligation to pay any further compensation on termination other than as set out in this Clause or in Clause 8.

8.	This Clause applies only where the Employee was already employed by the Bank immediately preceding the date of this Agreement. In the case where the position occupied by the Employee becomes redundant and the Bank is unable to place the Employee in an alternative position with the Bank or one of its related bodies, in keeping with the Employee’s skills and experience, the compensation payment for the Employee will be calculated on the basis of the greater of -

♦	the amount of $221,104 (in addition to payments made under Clause 15); or

♦	an amount equivalent to 0.50 times Base Remuneration as set out in the Annexure.

Clause 7 does not apply in any case where a payment is made under this Clause.

9.	Cash remuneration and other benefits, constituting the Base Remuneration package to which the Employee is entitled under this Agreement, are scheduled in the Annexure. All figures are expressed on an annual equivalent basis.

10.	The Cash component of the Employee’s Base Remuneration package shall be paid on a fortnightly basis, each fortnight representing 14/365 of the value shown in the Annexure.

11.	The Base Remuneration package to which the employee is entitled under this Agreement shall be reviewed annually by the Bank, having regard to the Employee’s work performance and market rates of remuneration.

Any variation to the Base Remuneration package determined by the Bank as a result of such a review and any variation or adjustment to components constituting the Base Remuneration package from time to time will be documented by the Bank in a replacement Annexure An Annexure may stipulate whether or not the Employee is required to return a signed copy of the Annexure before it takes effect.

12.	The Employee shall be entitled to retire from the Bank’s service at any time after attaining age 55.

Retirement on the grounds of physical or mental incapacity may be approved, or effected, by the Bank at any age where it is satisfied that medical evidence warrants that action.

The Employee agrees to give the Bank 6 months notice of intention to retire.

13.	The Employee must be a member of the Officers’ Superannuation Fund.

14.	The Employee’s remuneration shall be regarded as satisfying their entitlements other than the following:

♦	Annual leave – annual leave will accrue at the rate of 20 days per annum. From 31 March 2004 accrued annual leave cannot be more than 30 days as at 31 March each year. A minimum 10 days annual leave must be taken each year.

♦	Long service leave – accrual will be in accordance with the Bank’s normal accrual rate. Long service leave on half pay is not available to executives.

♦	Personal illness or injury – paid leave on account of genuine and personal illness or injury is available in accordance with the Bank’s staff policy.

♦	Parental Leave -

12 weeks paid maternity leave applies where a female executive has at least 52 weeks continuous service.

With at least 52 weeks continuous service, 1 weeks paid paternity leave for male executives applies.

L4+(SE)–Internal Contract 11-03

2

For all executives, 6 weeks paid adoption leave applies to the primary care-giver where they have at least 52 weeks continuous service.

For all executives, up to 52 weeks unpaid parental leave applies to the primary care-giver, in accordance with the Bank’s staff policy. (Any paid parental leave, where applicable, is included in this quantum.)

Where the Employee was already employed by the Bank immediately preceding the date of this Agreement, existing parental leave entitlements will be retained.

Authorised expenses will be reimbursed in accordance with the Bank’s policy.

15.	Upon termination of this Agreement, the calculation of payments in lieu of accrued but unused annual and long service leave entitlements shall be based on the Base Remuneration amount as shown in the Annexure.

16.	The term “Annexure” means the annexure attached to this Agreement or if a replacement annexure has been issued by the Bank pursuant to clause 11 of this Agreement, the most recent replacement annexure that has come into effect.

17.	Any variation to this Agreement agreed between the parties shall be in writing.

18.	Any communication between the Bank and the Employee may be sent to either party by written notice or by secure email.

SIGNED by the said	/s/ Grahame Peterson	22/6/04
Date

SIGNED for and on behalf of	/s/ Carol Limmer	18/6/04
COMMONWEALTH BANK OF AUSTRALIA		Date

L4+(SE)–Internal Contract 11-03

3

All Blanks to be completed

EMPLOYMENT AGREEMENT

BETWEEN

COMMONWEALTH BANK OF AUSTRALIA (the Bank)
(ABN 48 123 123 124)

AND

Grahame Petersen(Employee)

1.	Where the Employee is employed by the Bank immediately preceding date of this Agreement, the Employee and the Bank agree to vary terms and conditions of employment to those set out herein.

2.	Where the Employee is not employed by the Bank immediately preceding date of this Agreement, the Bank agrees to employ the Employee and the Employee agrees to serve the Bank on the terms and conditions of employment set out herein.

3.	This Agreement comes into effect on and from 17 June 2004.

4.	The Employee shall be employed as an executive of the Bank and shall serve at any location where the Bank or one of its related bodies operates.

5.	(i)	The Employee shall observe and be subject to the provisions of the Bank’s instructions except as varied herein.

	(ii)	The Bank owns all right, title and interest, including without limitation, all industrial and intellectual property rights, in all the Employee’s work product and any discovery or invention or process or improvement in procedure relating to that work product made or discovered by the Employee during the term of this Agreement whether solely or jointly with others.

	(iii)	The Employee will, if required by the Bank, execute such documents and do such acts and things as the Bank may require to effect the assignment to the Bank of the industrial and intellectual property rights in the Employee’s work product.

	(iv)	Where the Employee’s work product includes intellectual property rights of the Employee existing prior to the Employee’s employment by the Bank, the Employee shall notify the Bank of those rights and grant the Bank a licence to use that work product as the Bank sees fit, including reproducing and making adaptations of or alterations to any part of that work product, and without acknowledging the authorship or part authorship of the work product.

	(v)	The Employee must return to the Bank at the time the Employee ceases to work for the Bank all originals and copies in any form (including computer data) of all books, records and documents relating to the Employee’s duties, functions and responsibilities as an employee of the Bank.

6.	This Agreement may be terminated -

♦	by agreement in writing between the parties at any time; or

♦	except in circumstances of misconduct, by four weeks’ written notice by either party to the other party. Bank may make a payment of an amount equivalent to four weeks’ pay in lieu of notice.

In either circumstance, reason for termination shall not be required.

L4+(SE)–Internal Contract 11-03

7.	Where termination of employment is initiated by the Bank other than for misconduct or unsatisfactory performance, the Bank will, in addition to payments made under Clause 15, pay to the Employee compensation of an amount equivalent to 0.50 times Base Remuneration as set out in the Annexure.

The Bank will not be under any obligation to pay any further compensation on termination other than as set out in this Clause or in Clause 8.

8.	This Clause applies only where the Employee was already employed by the Bank immediately preceding the date of this Agreement. In the case where the position occupied by the Employee becomes redundant and the Bank is unable to place the Employee in an alternative position with the Bank or one of its related bodies, in keeping with the Employee’s skills and experience, the compensation payment for the Employee will be calculated on the basis of the greater of -

♦	the amount of $221,104 (in addition to payments made under Clause 15); or

♦	an amount equivalent to 0.50 times Base Remuneration as set out in the Annexure.

Clause 7 does not apply in any case where a payment is made under this Clause.

9.	Cash remuneration and other benefits, constituting the Base Remuneration package to which the Employee is entitled under this Agreement, are scheduled in the Annexure. All figures are expressed on an annual equivalent basis.

10.	The Cash component of the Employee’s Base Remuneration package shall be paid on a fortnightly basis, each fortnight representing 14/365 of the value shown in the Annexure.

11.	The Base Remuneration package to which the employee is entitled under this Agreement shall be reviewed annually by the Bank, having regard to the Employee’s work performance and market rates of remuneration.

Any variation to the Base Remuneration package determined by the Bank as a result of such a review and any variation or adjustment to components constituting the Base Remuneration package from time to time will be documented by the Bank in a replacement Annexure An Annexure may stipulate whether or not the Employee is required to return a signed copy of the Annexure before it takes effect.

12.	The Employee shall be entitled to retire from the Bank’s service at any time after attaining age 55.

Retirement on the grounds of physical or mental incapacity may be approved, or effected, by the Bank at any age where it is satisfied that medical evidence warrants that action.

The Employee agrees to give the Bank 6 months notice of intention to retire.

13.	The Employee must be a member of the Officers’ Superannuation Fund.

14.	The Employee’s remuneration shall be regarded as satisfying their entitlements other than the following:

♦	Annual leave – annual leave will accrue at the rate of 20 days per annum. From 31 March 2004 accrued annual leave cannot be more than 30 days as at 31 March each year. A minimum 10 days annual leave must be taken each year.

♦	Long service leave – accrual will be in accordance with the Bank’s normal accrual rate. Long service leave on half pay is not available to executives.

♦	Personal illness or injury – paid leave on account of genuine and personal illness or injury is available in accordance with the Bank’s staff policy.

♦	Parental Leave -

12 weeks paid maternity leave applies where a female executive has at least 52 weeks continuous service.

With at least 52 weeks continuous service, 1 weeks paid paternity leave for male executives applies.

L4+(SE)–Internal Contract 11-03

2

For all executives, 6 weeks paid adoption leave applies to the primary care-giver where they have at least 52 weeks continuous service.

For all executives, up to 52 weeks unpaid parental leave applies to the primary care-giver, in accordance with the Bank’s staff policy. (Any paid parental leave, where applicable, is included in this quantum.)

Where the Employee was already employed by the Bank immediately preceding the date of this Agreement, existing parental leave entitlements will be retained.

Authorised expenses will be reimbursed in accordance with the Bank’s policy.

15.	Upon termination of this Agreement, the calculation of payments in lieu of accrued but unused annual and long service leave entitlements shall be based on the Base Remuneration amount as shown in the Annexure.

16.	The term “Annexure” means the annexure attached to this Agreement or if a replacement annexure has been issued by the Bank pursuant to clause 11 of this Agreement, the most recent replacement annexure that has come into effect.

17.	Any variation to this Agreement agreed between the parties shall be in writing.

18.	Any communication between the Bank and the Employee may be sent to either party by written notice or by secure email.

SIGNED by the said	/s/ Grahame Peterson	22/6/04
Date

SIGNED for and on behalf of	/s/ Carol Limmer	18/6/04
COMMONWEALTH BANK OF AUSTRALIA		Date

L4+(SE)–Internal Contract 11-03

3

STRICTLY CONFIDENTIAL

24 August 2004

Mr Grahame Petersen
Group Executive
Group Strategic Development

Dear Grahame,

Remuneration

Further to my letter of 17 June 2004 confirming your appointment to the role of Group Executive, Group Strategic Development, I have reviewed your remuneration arrangements in conjunction with the remuneration outcomes for other Group Executives.

As a consequence, I have increased your Short Term Incentive (STI) Potential to 100% of your Fixed Remuneration, which is more in line with the mix of remuneration at your level.

Details of your remuneration from 1 July 2004 have changed to -

Base Remuneration (TC-I-S)	$475,000
Superannuation	$34,200
Fixed Remuneration	$509,200
STI Potential	$509,200
LTI Potential	$625,000
Potential TER	$1,643,400

Yours sincerely